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                                                                   EXHIBIT 10.12

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                                  JAMITA, INC.
                                       AND
                               MICHAEL RUTHERFORD

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed on August 15, 2000 to be effective as of August 1, 2000 (the "Commencement Date") by and between Jamita, Inc., a Ohio corporation (the "Company"), and Michael Rutherford ("Employee").

                  WHEREAS, the Company is engaged in the distributed learning business and other related businesses (such activities, present and future, being hereinafter referred to as the "Business"); and

                  WHEREAS, the Company and Employee desire to enter into this Agreement to memorialize their oral understanding, to assure the Company of the services of Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

                  1.1 EMPLOYMENT AND TITLE. As of the Commencement Date, the Company employs Employee, and Employee accepts such employment, as President of the Company, all upon the terms and conditions set forth herein.

                  1.2 DUTIES. During the Initial Term and any Extended Terms (as hereinafter defined) hereof, Employee shall faithfully perform his duties in accordance with this Agreement and the Bylaws of the Company, serve the Company faithfully and to the best of his ability and devote substantially all of his business time and attention, knowledge, energy and skills to the Company. Employee shall be responsible for such matters as assigned to him by the Chief Executive Officer and/or the Board of Directors of the Company in accordance with the Company's annual business plan, budget and assigned duties. Subject to the directions of and limitations imposed by the Chief Executive Officer and/or the Board of Directors of the Company, the Employee shall be responsible for interpretation and executive implementation of the corporate policies for his assigned area(s) and shall perform all the duties and have and exercise all rights and powers usually pertaining and attributable, by law, custom, or otherwise, with respect


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thereto. Employee shall coordinate and supervise the activities of all employees of the Company under his control.

         The foregoing will not be construed as preventing Employee from making investments in other business or enterprises or civic or charitable activities provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

                  1.3 LOCATION. The principal place of employment and the location of Employee's principal office shall be in Charlotte, North Carolina, or at such other location agreed upon by Employee and the Company; provided, however, Employee shall, when requested by the Chief Executive Officer and/or the Board of Directors of the Company, or may, if he determines it to be reasonably necessary, temporarily perform outside of Charlotte, North Carolina such services as are reasonably required for the proper execution of his duties under this Agreement. In no event, however, shall Employee be required to permanently relocate his principal place of employment or his principal residence, without his consent.

                  1.4 REPRESENTATIONS. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

                                   ARTICLE II

                                      TERM

                  2.1 TERM. The term of Employee's employment hereunder (the "Term") shall commence as of the Commencement Date and shall continue through the third anniversary of the Commencement Date (the "Scheduled Termination Date") unless renewed or earlier terminated pursuant to the provisions of this Agreement. Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, the parties may agree to extend the term ("Extended Term").

                                   ARTICLE III

                                  COMPENSATION

                  3.1 SALARY. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than Seventy-five Thousand Dollars ($75,000), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal bi-monthly installments, in arrears or as the



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Employee and the Company otherwise agree. The base salary will be reviewed annually, or as appropriate, by the Chief Executive Officer and the Board of Directors of the Company. At any time the base salary may be increased for the remaining portion of the Term if so determined by the Chief Executive Officer and Board of Directors of the Company after a review of Employee's performance of his duties.

                  3.2 BONUSES. The Company may pay the Employee an annual bonus (the "Annual Bonus") as determined by the Chief Executive Officer and Board of Directors of the Company. The Annual Bonus, if any, shall be payable within ninety (90) days after the end of the most recent fiscal year to which the Bonus relates.

                  3.3 NONQUALIFIED STOCK OPTIONS. The Company may, subject to the discretion of the Compensation Committee of Compass Knowledge Holdings, Inc. ("CKHI"), grant to Employee nonqualified options to acquire shares of CKHI common stock (the "Option Shares").

                  3.4 BENEFITS. Employee shall be entitled, during the Term hereof, to the same medical, hospital, pension, profit sharing, dental, and long-term disability coverage and life insurance coverage as are available to the CKHI's vice presidents on the Commencement Date together with the following additional benefits:

                  (a) The Company's normal vacation allowance for all employees who are executive officers of the Company, but not less than four (4) weeks annually, with the option to carry over unused vacation days.

                  (b) The Employee will be entitled to participate in any benefit plan or program of the Company which may currently be in place or implemented in the future.

                  (c) During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Company may provide for its officers in the future.

                  3.5 WITHHOLDING. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and Article VII, which are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation.

                                   ARTICLE IV

                   WORKING FACILITIES, EXPENSES AND INSURANCE

                  4.1 WORKING FACILITIES AND EXPENSES. Employee shall be furnished with an office at the principal executive offices of the Company, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position




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and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

                  4.2 INSURANCE. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.

                                    ARTICLE V

                              ILLNESS OR INCAPACITY

                  5.1 RIGHT TO TERMINATE. If, during the Term of this Agreement, Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its reasonable discretion pursuant to Section 7.2 hereof.

                  5.2 RIGHT TO REPLACE. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of sixty (60) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity described in
Article I hereof; provided, however, that if Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.

                  5.3 RIGHTS PRIOR TO TERMINATION. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

                  5.4 DETERMINATION OF ILLNESS OR INCAPACITY. For purposes of this Article V, the term "illness or incapacity" shall mean Employee's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by a physician selected by the Company and the Employee.



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                                   ARTICLE VI

                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

                  6.1 CONFIDENTIALITY. During the Term of this Agreement and thereafter, Employee shall not divulge, communicate, use to the detriment of the Company, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", pertaining to the Company (except as may be required under legal process by subpoena or other court order; provided that Employee will take reasonable steps to give the Company sufficient prior written notice in order to contest such requirement or order) including, without limitation, all (i) data or trade secrets, including secret processes, formulas or other technical data; (ii) production methods;
(iii) customer lists; (iv) personnel lists; (v) proprietary information; (vi) financial or corporate records; (vii) operational, sales, promotional and marketing methods and techniques; (viii) development ideas, acquisition strategies and plans; (ix) financial information and records; (x) "know-how" and methods of doing business; and (xi) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive or technical information or secrets developed with or without the help of Employee. Employee acknowledges that any such information or data he may have acquired was received in confidence and by reason of his relationship to the Company. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain or is generally known within the industry; (b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Employee; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Employee independently of any disclosure by the Company; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information. Notwithstanding anything in this Agreement to the contrary, this Section 6.1 shall have no application during the period following the Term of this Agreement in the event that this Agreement is terminated by the Employee pursuant to
Section 7.2(d) or (e) of this Agreement.

                  6.2 RECORDS. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent and any such documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records in his possession or under his control shall be immediately returned to the Company.



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                  6.3 IDEAS AND INVENTIONS. Employee agrees to assign to the
Company all Employee's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, methods, applications, inventions, discoveries, developments, innovations and improvements ("Inventions") which relate in any respect to the Company, its parent company or their subsidiaries or their businesses as they now or hereafter exist which Employee conceives, creates, designs, develops and/or makes, whether alone or with others, during Employee's employment with the Company. Employee agrees to disclose all such Inventions to the Company promptly, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions, such as by executing documents, testifying, etc., such assistance to be provided at the Company's expense but without any additional compensation to Employee, unless Employee is called upon to render such assistance after the termination of this Agreement for any reason, at which time Employee shall be entitled to a fair and reasonable rate of compensation for such assistance and provided that any such assistance shall not unreasonably interfere with any business or other activities in which Employee may be engaged. Employee shall, at the request and expense of the Company, assist the Company or its nominees to obtain patents for such Inventions for which the Company, its parent company or their subsidiaries has or obtains any right, title or interest in any countries throughout the world. Such Inventions shall be the property of the Company or its nominees, whether patented or not. Employee shall and does, without charge to the Company, assign to the Company, all Employee's right, title, and interest in and to such Inventions, including without limitation patents and patent applications and reissues thereof. Employee agrees to execute, acknowledge, and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assignments shall include the right to sue for infringement.

                  6.4. COPYRIGHTS. Employee agrees that any Invention or other work (collectively hereinafter called "Work") prepared, developed or produced by Employee while an Employee of the Company, whether alone or with others, and which relates in any respect to the Company, its parent company or their subsidiaries or their businesses and for which is eligible for copyright protection in the United States or elsewhere shall be a work made for hire. If any such Work is deemed for any reason not to be a work made for hire, Employee shall assign all right, title and interest in the copyright in such Work, and all extensions and renewals thereof, to Company, and agrees to provide all assistance reasonably requested by Company in the establishment, preservation and enforcement of its copyright in such Work, such assistance to be provided at Company's expense but without any additional compensation to Employee, unless Employee is called upon to render such assistance after the termination of this Agreement for any reason, at which time Employee shall be entitled to a fair and reasonable rate of compensation for such assistance and provided that any such assistance shall not unreasonably interfere with any business or other activities in which Employee may be engaged. Employee agrees to waive all moral rights relating to the Work developed or produced, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.



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                                   ARTICLE VII

                                   TERMINATION

                  7.1 TERMINATION FOR CAUSE. This Agreement and the employment of Employee may be terminated by the Company "For Cause" under any one of the following circumstances:

                  (a) Employee has committed any material act of fraud, misappropriation or theft against the Company.

                  (b) Employee's default or breach of any material provision of this Agreement; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company to Employee or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

                  (c) Employee engages in gross negligence, malfeasance or willful misconduct in the performance of his duties hereunder; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company to Employee, or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

                  (d) At the election of the Employee (except for an election pursuant to Section 7.2(d) or (e) of this Agreement.

                  (e) The conviction (or plea of no contest) of Employee of a crime involving moral turpitude (not including driving while under the influence of alcohol unless Employee is convicted on more than one occasion or if he is incarcerated for more than 45 days) by a court of competent jurisdiction as to which no further appeal can be taken.

                  (f) The willful, continued and unreasonable failure by Employee, to comply in all material respects with the Company's written conflict of interest policy, previously made known to Employee, if any, then in effect; provided that (i) Employee shall not be in default hereunder unless he shall have failed to cure such default within thirty (30) days of written notice thereof by the Company to the Employee or (ii) Employee shall have received written notice of at least three prior instances of such breach or default (whether or not cured by Employee).

                  (g) The knowing engagement in any activity which would constitute a material violation of the provisions of the Company's



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         insider trading policy or business ethics policy, if any, then in effect and previously made known to Employee.

                  (h) At the election of the Company upon Employee's breach of any material provision of that certain Agreement and Plan of Stock Purchase by and among Compass Knowledge Holdings, Inc., Compass Acquisition Corp., and Larry G. Rowedder, Nancy Rowedder, Tammy Anderson, Mike Rowedder, Gina Rowedder, Jacquelyn Rowedder, Larry G. Rowedder As Custodian For Jessica Anderson Under The Ohio Transfers To Minors Act and Michael Rutherford and Jamita, Inc. of even date herewith (the "Stock Purchase Agreement"); provided, that Employee shall not be in default under the Stock Purchase Agreement unless (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company or CKHI to Employee, or
         (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee.

                  A termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered by the Company to Employee

                  7.2 TERMINATION WITHOUT CAUSE. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

                  (a) By mutual agreement of the parties hereto.

                  (b) At the election of the Company by its giving not less than sixty (60) days prior written notice to Employee in the event of an illness or incapacity described in Article 5.1.

                  (c) Upon Employee's death.

                  (d) At the election of Employee upon the Company's default or breach of any material provision of this Agreement; provided, that the Company shall not be in default hereunder unless (i) it shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Employee to the Company or (ii) the Company shall have duly received notice of a least three (3) prior instances of such breach or default (whether or not cured by the Company).

                  (e) At the election of Employee upon the Company's or CKHI's breach of any material provision of the Stock Purchase Agreement; provided, that the Company or CKHI, as the case may be, shall not be in default under the Stock Purchase Agreement unless (i) it shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Employee to the Company or CKHI, as the case may be, or (ii) the Company or CKHI, as the case may be, shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by the Company or CKHI).



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                  A termination Without Cause under Section 7.2(b), 7.2(d) or
7.2(e) hereof shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of such sections. A termination Without Cause under Sections 7.2(a) or (c) shall be automatically effective upon the date of mutual agreement or the date of death of the Employee, as the case may be.

                  7.3 EFFECT OF TERMINATION FOR CAUSE. If Employee's employment is terminated "For Cause":

                  (a) Employee shall be entitled to accrued base salary under
         Section 3.1 hereof through the date of termination.

                  (b) Employee shall be entitled to accrued bonuses, if any, under Section 3.2 and benefits under Section 3.4 hereof through the date of termination, subject to any right to continue said benefits at Employee's cost as provided by law and as provided in any benefit plan in which Employee is a participant.

                  (c) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

                  (d) All unvested Option Shares, if any, under Section 3.3 hereof shall be immediately forfeited.

                  (e) Employee shall be required to repay (and the Company and CKHI may withhold) any and all Incentive Payments (as that term is defined the Stock Purchase Agreement) which CKHI is otherwise required to pay to Employee with respect to any and all Incentive Payments which are calculated based upon "Formula Revenues Derived From Additional Business" (as that term is defined in the Stock Purchase Agreement) and collected subsequent to the date of termination.

                  (f) Except as provided in Article X, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                  7.4 EFFECT OF TERMINATION WITHOUT CAUSE. If Employee's employment is terminated "Without Cause":

                  (a) Employee shall be entitled to (i) one (1) year's base salary, or (ii) the base salary for the remaining Term of this Agreement, if less than one (1) year.

                  (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

                  (c) Employee shall be entitled to accrued bonuses under
         Section 3.2 and benefits under Section 3.4 hereof through the date of



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         termination, subject to any right to continue said benefits at
         Employee's cost as provided by law and as provided in any benefit plan in which Employee is a participant.

                  (d) All unvested Option Shares under Section 3.3 hereof shall immediately vest in full.

                  (e) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

         8.1 NONCOMPETITION; NONSOLICITATION. As an inducement to the Company to execute this Agreement and in order to preserve the goodwill associated with the business of the Company, its parent company and their subsidiaries and in addition to and not in limitation of any covenants contained in any agreements executed and delivered herewith, Employee hereby covenants and agrees as follows:

                  (a) COVENANT NOT TO COMPETE. During the term of this Agreement and for a period of two (2) years after the effective date of a Termination For Cause, Employee will not directly or indirectly, within the Territory, act as an officer, manager, executive, consultant, advisor or agent or controlling shareholder, partner or member to any business or otherwise engage in any business which is, competitive, either directly or indirectly, with the Business, as defined herein, nor shall Employee become employed by such a business in a capacity which would require Employee to carry out, in whole or in part, either directly or indirectly, the duties Employee has performed or is expected to perform for the Company or which are competitive with the Business or otherwise engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Company, its parent company and their subsidiaries or their business. For purposes of this Article VIII, the "Business" shall be defined as creating, designing, developing, owning, leasing and/or operating distributed learning and education business and other related businesses as are being conducted by the Company (or such business as is under development) at the time of such termination. For purposes of this Article VIII, the "Territory" shall be defined as the United States of America.

                  (b) NONSOLICITATION; EMPLOYEES. Employee agrees that during the Term of this Agreement and for two (2) years after the effective date of a Termination For Cause, Employee will not offer employment to any person who was employed by the Company, its subsidiaries as of the effective date of a Termination For Cause without the prior written consent of the Company.





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                  (c) NONSOLICITATION; CUSTOMERS. Employee agrees that, during the Term of this Agreement and for two (2) years after the effective date of a Termination For Cause, Employee will not solicit customers or clients of the Company, its parent company or their subsidiaries, with a view to interfering or competing with the business of the Company, its parent company or their subsidiaries or providing any product or service that is provided by the Company, its parent company or their subsidiaries.

                  Notwithstanding the foregoing, if Employee (after termination of his employment with the Company) shall develop other education programs, services or products that may be marketed to school districts and said programs, services or products are not substantially similar to programs, services and products marketed by the Company, CKHI or its subsidiaries during Employee's term of employment ("Non-competing Products"), it shall not violate this Covenant Not to Compete if Employee to markets said Non-competing Products and solicits the Company's customers. Additionally, the restrictive covenants shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the Company may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or substantially all of the Company's assets or stock (and assumes the obligations of the Company). In the event a court of competent jurisdiction determines that the provisions of the restrictive covenants are excessively broad as to duration, geographical scope or activity, it is expressly agreed that the restrictive covenants shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                  8.2. EQUITABLE RELIEF FOR VIOLATIONS. Employee agrees that the provisions and restrictions contained in this Section are necessary to protect the legitimate continuing interests of the Company, its parent company and their subsidiaries and that any violation or breach of these provisions will result in irreparable injury to the Company, its parent company and their subsidiaries for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to the Company, its parent company or their subsidiaries for such violation or breach and regardless of any other provision contained in this Agreement, the Company, its parent company and their subsidiaries shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section.




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                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 NO WAIVERS. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

                  9.2 NOTICES. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

         IF TO THE COMPANY:                  2710 Rew Circle
                                             Suite 100
                                             Ocoee, Florida  34761
                                             Attn:  Rogers W. Kirven, Jr.
                                             Fax: (407) 656-7585

         IF TO EMPLOYEE:                     2123 Cricketwood Court
                                             Matthews, NC 28104

         Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

                  9.3 SEVERABILITY. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                  9.4 SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Except as provided in the preceding sentence, neither the Company or Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by it or him hereunder to any person or entity.

                  9.5 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto




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and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

                  9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflict of law principles thereof.

                  9.7 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  9.8 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  9.9 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "he" or "his" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                  9.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                  9.11 INDEMNIFICATION. The Company shall be to the fullest extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorneys fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct or actions by Employee outside the scope of his responsibilities and duties as set forth herein. The Company will carry directors and officers insurance with limits of not less than $50,000.

                                    ARTICLE X

                                    SURVIVAL

                  10.1 SURVIVAL. The provisions of Articles VI, VII, VIII, and IX, of this Agreement shall survive the termination of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               Jamita, Inc.
                               a Ohio corporation,

                               By: /s/ Larry Rowedder
                                   -------------------------------------

                               Title:  CEO
                                      ----------------------------------

                               EMPLOYEE

                               /s/ Michael Rutherford
                               -----------------------------------------
                                   Michael Rutherford




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